UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2021

CROWN BAUS CAPITAL CORP.

(Exact name of registrant as specified in charter)

Nevada	333-183239	99-0373498
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 204 - 2383 King George Blvd Surrey, British Columbia V4A 5A4	V4A5A4
(Address of principal executive offices)	(Zip Code)

1-(844)-734-8420

Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.01.  Departure of Directors or Certain Officers.

On April 1, 2021, the Company received the resignation of TJ Singh as the Company’s Director. With the departure of TJ Singh, the Company’ Board of Directors remains at 1 member.

Mr. Singh will continue to serve as the company’s Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN BAUS CAPITAL CORP.

Date: April 1, 2021	By:	“Andy Jagpal”
Andy Jagpal, President & C.E.O.